                                                                    Exhibit (14)

                          Independent Auditors' Consent

To the Board of Trustees of
   HSBC Investor Funds:

     We consent to the use of our report dated December 16, 2002, with respect to the financial statements of the HSBC Investor Funds, incorporated herein by reference.


/s/ KPMG LLP

Columbus, Ohio
August 20, 2003